SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2002

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

000-25349	54-0251350
(Commission	(I.R.S. Employer
File No.)	Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia            24115
                    (Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code:

(276) 632-2133

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On September 30, 2002, Hooker Furniture Corporation (the “Company”) engaged KPMG, LLP (“KPMG”) to serve as the Company’s principal accountant to audit the Company’s financial statements for the fiscal year ending November 30, 2003. BDO Seidman, LLP (“BDO Seidman”) will continue to serve as the Company’s principal accountant to audit the Company’s financial statements for the fiscal year ended November 30, 2002, through the completion of that audit and the filing of the Company’s Annual Report on Form 10-K for that period. The change in the Company’s accountant was recommended by the Audit Committee of the Company’s Board of Directors and approved by its Board of Directors.

The reports of BDO Seidman with respect to the Company’s financial statements for fiscal years 2000 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal years 2000 and 2001 and through September 30, 2002, there were no disagreements between the Company and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such years.

During fiscal years 2000 and 2001 and through September 30, 2002, the Company did not consult with KPMG regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has requested that BDO Seidman furnish it with a letter addressed to the SEC stating whether or not BDO Seidman agrees with the above statements. A copy of such letter, dated October 2, 2002, is filed as Exhibit 16.1 to this Form 8-K.

On October 2, 2002, the Company issued a press release announcing the change in its principal accountant. A copy of that press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

The following exhibits are filed as a part of this report:

16.1	Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated October 2, 2002.

99.1	Press release dated October 2, 2002, announcing the change in principal accountant.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. GARY ARMBRISTER
R. Gary Armbrister Chief Accounting Officer

Date: October 2, 2002

EXHIBIT LIST

Exhibit	Description

16.1	Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated October 2, 2002.

99.1	Press release dated October 2, 2002, announcing the change in principal accountant.